Exhibit 99.1

reAlpha Tech Corp. Announces Exercise of Warrants for $3.1 Million Gross Proceeds

DUBLIN, Ohio, April 7, 2025 (GLOBE NEWSWIRE) -- reAlpha Tech Corp. (Nasdaq: AIRE) (the “Company” or “reAlpha”), a real estate technology company developing and commercializing artificial intelligence (“AI”) technologies, today announced the entry into definitive agreements for the immediate exercise of certain outstanding warrants to purchase up to an aggregate of 4,218,751 shares of common stock of the Company originally issued in November 2023, having an exercise price of $1.44 per share, at a reduced exercise price of $0.75 per share. The shares of common stock issuable upon exercise of the warrants are registered pursuant to an effective registration statement on Form S-3 (No. 333-284234). The gross proceeds to the Company from the exercise of the warrants are expected to be approximately $3.1 million, prior to deducting placement agent fees and estimated offering expenses.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

In consideration for the immediate exercise of the warrants for cash, the Company will issue new unregistered warrants to purchase up to 8,437,502 shares of common stock. The new warrants will have an exercise price of $0.75 per share, will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the new warrants and will expire on November 24, 2028.

The offering is expected to close on or about April 8, 2025, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for general working capital purposes.

The new warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new warrants.

In connection with the offering, the Company is reducing the exercise price for all outstanding November 2023 warrants to purchase 8,333,333 shares of common stock, including the November 2023 warrants to purchase up to 4,218,751 shares of common stock referred to above, such that all outstanding November 2023 warrants have a reduced exercise price of $0.75 per share.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is a real estate technology company developing an end-to-end commission-free homebuying platform. Utilizing the power of AI and an acquisition-led growth strategy, reAlpha’s goal is to offer a more affordable, streamlined experience for those on the journey to homeownership. For more information, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” Any statements other than statements of historical fact contained herein, including statements as to the completion of the offering, the satisfaction of customary closing conditions related to the offering, the receipt of stockholder approval and the intended use of net proceeds from the offering, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s ability to pay contractual obligations; reAlpha’s liquidity, operating performance, cash flow and ability to secure adequate financing; reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to commercialize its developing AI-based technologies; reAlpha’s ability to successfully enter new geographic markets; reAlpha’s ability to integrate the business of its acquired companies into its existing business and the anticipated demand for such acquired companies’ services; reAlpha’s ability to scale its operational capabilities to expand into additional geographic markets and nationally; the potential loss of key employees of reAlpha and of its subsidiaries; the outcome of certain outstanding legal proceedings against reAlpha; reAlpha’s ability to obtain, and maintain, the required licenses to operate in the U.S. states in which it, or its subsidiaries, operate in, or intend to operate in; reAlpha’s ability to successfully identify and acquire companies that are complementary to its business model; reAlpha’s ability to commercialize its developing AI-based technologies; the inability to maintain and strengthen reAlpha’s brand and reputation; any accidents or incidents involving cybersecurity breaches and incidents; the inability to accurately forecast demand for short-term rentals and AI-based real estate-focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; the inability of reAlpha to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against reAlpha; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in reAlpha’s SEC filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Adele Carey, VP of Investor Relations

investorrelations@realpha.com

Media Contact:

Fatema Bhabrawala, Director of Public Relations

fbhabrawala@allianceadvisors.com